UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ACTUATE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	94-3193197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

951 Mariners Island Boulevard

San Mateo, California 94404

(650) 645-3000

(Address of principal executive offices) (Zip Code)

ACTUATE CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

PETER I. CITTADINI

CHIEF EXECUTIVE OFFICER AND PRESIDENT

ACTUATE CORPORATION

951 Mariners Island Boulevard

San Mateo, California 94404

(Name and address of agent for service)

(650) 645-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of shares to be Registered (1)(3)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Actuate Corporation 1998 Employee Stock Purchase Plan Common Stock (par value $.001)	1,800,000	$4.46	$8,028,000	$1,034

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Actuate Corporation.
(2)	Calculated solely for purposes of this offering under Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Actuate Corporation as reported on the Nasdaq Global Select Market on August 28, 2014.
(3)	The number of shares to be registered includes 600,000 shares of Common Stock that were added to the 1998 Employee Stock Purchase Plan pursuant to the evergreen increase feature of the plan on January 1, 2014 and 600,000 shares of Common Stock that will be added to the 1998 Employee Stock Purchase Plan pursuant to the evergreen increase feature of the plan on January 1 of each of the years 2015 and 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Actuate Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Registration Statement on Form 8-A filed with the SEC on July 10, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(b)	The Registrant’s Registration Statement on Form 8-A filed with the SEC on June 23, 2014 pursuant to Section 12 of the 1934 Act in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(c)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 7, 2014;

(d)	The Registrant’s Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarters ended March 31, 2014 and June 30, 2014 as filed with the SEC on May 8, 2014 and August 7, 2014, respectively; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (b) above.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (“1933 Act”). The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Registrant has entered into indemnification agreements with certain of its officers and directors that provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The indemnification agreement contains provisions that may require Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers and directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Registrant also maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, for any claim made against the officers and directors for a wrongful act that they may become legally obligated to pay for or for which Registrant is required to indemnify the officers or directors.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(a) of such Registration Statement.

4.2	Rights Agreement, dated as of June 18, 2014, between Actuate Corporation and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Preferred Stock as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the form of Right Certificate as Exhibit C (incorporated by reference to Exhibit 4.1 of Actuate Corporation’s Current Report on Form 8-K dated June 23, 2014).

5	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Actuate Corporation 1998 Employee Stock Purchase Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-55741).

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) That for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 1998 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on this 5th day of September, 2014.

ACTUATE CORPORATION

By:	/s/ Daniel A. Gaudreau
Daniel A. Gaudreau, Senior Vice President, Operations and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Actuate Corporation, a Delaware corporation, do hereby constitute and appoint Peter I. Cittadini and Daniel A. Gaudreau, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Nicolas C. Nierenberg Nicolas C. Nierenberg Chairman of the Board	September 5, 2014

/s/ Peter I. Cittadini Peter I. Cittadini President, Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2014

/s/ Daniel A. Gaudreau Daniel A. Gaudreau Senior Vice President Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2014

/s/ Kenneth E. Marshall Kenneth E. Marshall Director	September 5, 2014

/s/ Raymond L. Ocampo Jr. Raymond L. Ocampo Jr. Director	September 5, 2014

/s/ Arthur C. Patterson Arthur C. Patterson Lead Director	September 5, 2014

/s/ Steven D. Whiteman Steven D. Whiteman Director	September 5, 2014

/s/ Timothy B. Yeaton Timothy B. Yeaton Director	September 5, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Instrument Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-24607 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(a) of this Registration Statement.

4.2	Rights Agreement, dated as of June 18, 2014, between Actuate Corporation and Computershare Trust Company, N.A., which includes the form of Certificate of Designations of Preferred Stock as Exhibit A, the Summary of Rights to Purchase Preferred Stock as Exhibit B and the form of Right Certificate as Exhibit C (incorporated by reference to Exhibit 4.1 of Actuate Corporation’s Current Report on Form 8-K dated June 23, 2014).

5	Opinion and consent of Morgan Lewis & Bockius LLP.

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Actuate Corporation 1998 Employee Stock Purchase Plan, which is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-55741).